UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)   February 14, 2013

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 14, 2013, Severn Bancorp, Inc. (“the Company”) issued a press release stating that it had reached a determination to (i) revise the Company’s previously filed audited annual consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and 2011 and (ii) restate the Company’s previously filed unaudited interim 2010, 2011 and 2012 consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2010, 2011 and 2012, June 30, 2010, 2011 and 2012,  and September 30, 2010, 2011 and 2012.  The press release also contained information about the estimated effect of the revisions on pre-tax income, net income and basic and diluted earnings (loss) per share on the restatement periods.  A copy of this press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  Such Exhibit has been “furnished” and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1934, as amended.

The Company plans to reflect these revisions  in the Company’s Annual Report on  Form 10-K for the year ended December 31, 2012 that will be filed with the Securities and Exchange Commission on or before March 31, 2013.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 11, 2013,  the Company’s Board of Directors, upon recommendation of the Audit Committee of the Board of Directors and in consultation with  the Company’s management, concluded that the Company’s previously filed audited consolidated financial statements for fiscal years 2010 and 2011 contained in the Company’s Annual Reports on Form 10-K for those years, and unaudited interim consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2010, 2011 and 2012, June 30, 2010, 2011 and 2012, and September 30, 2010, 2011 and 2012 require restatement to correct the method used to amortize a three year prepayment made in 2009 for the Company’s FDIC risk-based insurance assessment, and, therefore, should no longer be relied upon.  In 2009, the Company paid an estimated assessment in advance for fiscal years 2010, 2011 and 2012 based on the level of net assets as of June 30, 2009, and began expensing the prepayment evenly over the three year period covered by the prepayment.  Management has now determined that this method of amortization was incorrect and that it should have amortized the prepayment based on the actual reduced level of net assets over that period.  This error was discovered by management during the course of its preparation of the 2012 year-end financial statements and audit.

As a result of the error detected above, the Company expects to report that the Company had a material weakness in its internal control over financial reporting.  A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.  For a discussion of the Company’s controls and procedures and the material weakness identified, see Item 9A , Controls and Procedures to be filed as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission.

The Board of Directors, Audit Committee and management of the Company have discussed the matters disclosed in Item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered public accounting firm, ParenteBeard LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description of Exhibit
99.1                      Press Release dated February 14, 2013

Forward Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, statements with respect to the estimated effects of the revisions to its financial statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. The Company’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, additional information arising from the review of the revisions to the financial statements by the Company and by its independent accountants, the Company’s ability to maintain an effective system of internal controls and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: February 14, 2013	By: /Alan J. Hyatt/
Alan J. Hyatt, President